As filed with the Securities and Exchange Commission on October 26, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ChipMOS TECHNOLOGIES (Bermuda) LTD.

(Exact name of registrant as specified in its charter)

Bermuda	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

No. 1, R&D Road 1, Hsinchu Science Park

Hsinchu, Taiwan

Republic of China

Telephone: +886.3.563.3988

Facsimile: +886.3.563.3998

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

Telephone: +1.212.894.8940

(Name, address, and telephone number of agent for service)

Copies to:

Remsen Kinne

K&L Gates LLP.

Four Embarcadero Center, Suite 1200

San Francisco, CA 94111-5994

United States of America

P: +1.415.882.8200

F: +1.415.882.8220

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  File No. 333-181367

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common shares, par value US$0.04 par value per share	300,000	US$11.03	US$3,309,000	US$451.35

(1)	Includes common shares that may be purchased by the underwriters pursuant to an over-allotment option.
(2)	In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of common shares having a proposed maximum aggregate offering price of less than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related registration statement on Form F-3 (File No. 333-181367) (the “Initial Registration Statement”), is hereby registered. The registrant previously registered 2,500,000 common shares on the Initial Registration Statement for which a filing fee of US$3,693.00 was paid.

This registration statement will become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933. The contents of the registration statement on Form F-3 (Registration No. 333-181367) filed by ChipMOS TECHNOLOGIES (Bermuda) LTD with the Securities and Exchange Commission (the “Commission”) on May 11, 2012, which was declared effective by the Commission on September 5, 2012, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hsin Chu, Republic of China, on October 26, 2012.

ChipMOS TECHNOLOGIES (Bermuda) LTD.

By:	/s/ Shih-Jye Cheng
Name:	Shih-Jye Cheng
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shih-Jye CHENG	Chairman and Chief Executive	October 26, 2012
Name: Shih-Jye CHENG	Officer/Principal Executive
Officer/Director

/s/ Shou-Kang CHEN	Chief Financial Officer/Principal	October 26, 2012
Name: Shou-Kang CHEN	Accounting Officer/Director

*	Deputy Chairman/Director
Name: Chin-Shyh OU

*	Director
Name: Hsing-Ti TUAN

*	Director
Name: Yeong-Her WANG

*	Director
Name: Chao-Jung TSAI

*	Director
Name: Antonio R. ALVAREZ

*	Director
Name: John Yee Woon SETO

*	Director
Name: Rong HSU

*By	/s/ Shih-Jye CHENG; /s/ Shou-Kang CHEN
Shih-Jye CHENG; Shou-Kang CHEN
Attorneys-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ChipMOS TECHNOLOGIES (Bermuda) LTD., has signed this Registration Statement on October 26, 2012.

ChipMOS U.S.A., INC.

By:	/s/ Shih-Jye Cheng
Name:	Shih-Jye Cheng
Title:	Director

INDEX TO EXHIBITS

Exhibit Number	Description of Document

5.1	Opinion of Appleby regarding the validity of the issued shares of ChipMOS TECHNOLOGIES (Bermuda) LTD. from a Bermuda law perspective.

23.1	Consent of Moore Stephens, Independent Registered Public Accounting Firm.

23.2	Consent of Lee and Li, Republic of China Special Counsel.

23.3	Consent of Appleby, Bermuda Counsel (included in Exhibit 5.1).

24.1	Powers of Attorney (included as part of signature page) (incorporated by reference to the Registration Statement of ChipMOS TECHNOLOGIES (Bermuda) LTD. on Form F-3 (File No. 333-181367), filed on May 11, 2012).

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